CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in this Registration Statement on Form SB-2 of our report dated March 2, 2001, relating to the consolidated financial statements of Innovative Holdings & Technologies, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.

DiRocco & Dombrow, P.A.
Ft. Lauderdale, Florida
January 7, 2002